UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2010

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 651-293-2233

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2010, the Board of Directors of Ecolab Inc. (the “Company”) approved the amendment and restatement of the Company’s Change in Control Severance Compensation Policy (the “Policy”), which the Company maintains for its elected officers (other than assistant officers). The following description of the Policy and the provisions adopted or amended is qualified in its entirety by reference to the amended and restated policy attached as Exhibit (10) and incorporated by reference into this Item 5.02.

The Policy entitles an officer to a severance payment if, within two years following a change-in-control, the officer’s employment with the Company is terminated without Just Cause (as defined in the Policy) or the officer voluntarily terminates employment for Good Reason (as defined in the Policy). The severance payment is paid in a lump sum equal to the sum of (i) two times the sum of the officer’s base salary plus target annual cash incentive; plus (ii) a pro-rated portion of the target annual cash incentive for the year of termination. The officer also is entitled to payment of reasonable outplacement service fees up to 20% of base salary and continuation, for up to 18 months, of medical and dental health coverage at the cost the officer paid prior to termination of employment. The Policy does not provide a gross-up for the excise tax under Section 280G of the Internal Revenue Code. However, the Policy does provide for a reduction of payments if the Policy results in higher after-tax income to the officer due to 280G excise tax. As a condition of the payment of such benefits, the officer must release the Company from employment-related claims. The Board of Directors may terminate the Policy after two years’ advance notice except that the Policy may not be terminated within two years after a change-in-control has occurred.

In connection with the amendment and restatement of the Policy, certain of the events constituting a change in control under the Policy have been modified. In particular, certain circumstances that would permit a person or group to hold in excess of 25% of the Company’s voting power have been eliminated, the time period for determining whether a majority of the continuing directors have ceased to serve (thus resulting in a change in control) has been reduced from 36 months to 24 months, a change in control upon a liquidation of the Company is now conditioned upon consummation of the plan of liquidation instead of shareholder approval of such plan, and a change in control upon the sale of all or substantially all of the Company’s assets is now conditioned upon consummation of  the sale instead of consummation of the sale agreement. As amended, a change in control will occur under the Policy if:

•                                          A person or group acquires 25% or more of the Company’s outstanding voting power;

•                                          During any 24 consecutive month period, individuals who constitute the Board on the first day of the period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election relating to the election of directors) whose election or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the first day of such period (or whose election or nomination were previously so approved) shall cease for any reason to constitute at least a majority of the Board of Directors;

•                                          the Company engages in a merger or consolidation, other than a merger or consolidation in which the Company’s voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the Company or the surviving entity immediately after the transaction and in which no person or group acquires 50% or more of the voting power of the Company or surviving entity; and

•                                          the consummation of a plan of complete liquidation or the consummation of the sale of all or substantially all of the Company’s assets, other than to an entity with more than 50% of its voting power owned by the Company’s stockholders in substantially the same proportion as their ownership of the Company immediately prior to the sale.

Item 5.03.                                              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Ecolab’s Board of Directors approved amendments to the Company’s By-Laws effective February 26, 2010.  The following description of the provisions adopted or amended is qualified in its entirety by reference to the amended and restated By-Laws attached as Exhibit (3) and incorporated by reference into this Item 5.03.

•                  Article II, Sections 3 and 4 were revised to change the advance notice periods for stockholder proposals and nominations at annual meetings from not less than 90 or more than 120 days to not less than 120 or more than 150 days prior to the anniversary date of the immediately preceding annual meeting. In the case of stockholder nominations at a special meeting of the Company’s stockholders called for the purpose of electing directors, to be timely, a stockholder’s notice must be delivered to or mailed an received by the Company not later than the close of business on the tenth day following the day on which notice of the special meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs.

•                  Article II, Section 6 was revised to lower the threshold for the Company’s stockholders to call a special meeting of stockholders from 80% to 25% of the voting power of the Company’s outstanding capital stock and to establish procedures for calling and holding a special meeting.

•                  Article II, Sections 7, 8 and 9 were revised  to clarify procedures for the notice and conduct of each annual and special meeting of the Company’s stockholders.

•                  Article II, Section 14 was revised to establish procedures for stockholders to act by written consent, including procedures for the Board of Directors to establish a record date to determine stockholders entitled to act by written consent.  The amended By-Law requires the Board of Directors to fix a record date promptly, but in all events within ten days, after receiving a valid request to fix a record date.  The record date set by the Board can not be more than ten days after the date of the Board action to establish the record date.

•                  Article III, Sections 10, 12 — 15 were revised  to clarify certain procedures relating to actions taken by the Board of Directors, including the ability to take action by written consent by means of electronic transmission and filling vacancies on the Board of Directors.

•                  Article IV, Sections 1 and 8 were revised to provide for the election of certain officers of the Company and to provide that, in the absence of the Chairman, the President or another person selected by the Board of Directors, will preside at all meetings of stockholders and the Board of Directors.

•                  Article V, Section 1 was revised  to provide mandatory indemnification to non-officer employees of the Company who serve for the benefit of the Company as officers or directors of other entities. Prior to the amendments, the By-Laws permitted indemnification of these employees but did not mandate such coverage.

Item 8.01.                                              Other Events.

On February 26, 2010, Ecolab announced that its Board of Directors authorized the Company to repurchase up to 10,000,000 additional shares of its common stock. The purchases may be conducted from time to time in the open market; in privately negotiated transactions from time-to-time, depending on market conditions; and through purchases made in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.  Ecolab last increased its Stock Repurchase program in October 2006.

A copy of the News Release issued by Ecolab in connection with this report under Item 8.01 is attached as Exhibit (99) and incorporated by reference herein.

Item 9.01                                                 Financial Statements and Exhibits.

(d)            Exhibits.

(3)                                  Ecolab Inc. By-Laws, as amended through February 26, 2010.

(10)                            Ecolab Inc. Change in Control Severance Compensation Policy, as amended and restated effective February 26, 2010.

(99)                            Ecolab Inc. News Release dated February 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: March 1, 2010	By:	/s/Michael C. McCormick
By: Michael C. McCormick
Its: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(3)	Ecolab Inc. By-Laws, as amended through February 26, 2010.	Filed herewith electronically.

(10)	Ecolab Inc. Change in Control Severance Compensation Policy, as amended and restated effective February 26, 2010.	Filed herewith electronically.

(99)	Ecolab Inc. News Release dated February 26, 2010.	Filed herewith electronically.